As filed with the Securities and Exchange Commission on January 9, 2024.

Registration No. 333-276401

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1
to
FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

RUBICON TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	88-3703651
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

335 Madison Avenue, 4th Floor

New York, NY 10017

(844) 479-1507

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Philip Rodoni

Chief Executive Officer

Rubicon Technologies, Inc.

335 Madison Avenue, 4th Floor

New York, NY 10017

(844) 479-1507

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Michael J. Blankenship
Winston & Strawn LLP
800 Capitol Street, Suite 2400
Houston, TX 77002
(713) 651-2678

Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. Neither we nor the selling stockholders may sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION – DATED January 9, 2024

PRELIMINARY PROSPECTUS

RUBICON TECHNOLOGIES, INC.

7,420,366 Shares of Class A Common Stock

This prospectus relates to the offer and resale, from time to time, by the Selling Stockholders named in this prospectus or its permitted transferee(s) (the “Selling Stockholders”) of up to 7,420,366 shares (the “Shares”) of Class A common stock, par value $0.0001 per share (the “Class A Common Stock”), of Rubicon Technologies, Inc. (the “Company” or “Rubicon”).

The Shares acquired by the Selling Stockholders consist of (i) up to 2,000,000 Class A Common Stock issuable to Vellar Opportunity Fund SPV LLC – Series 2 (“Vellar”) as payment for a $2,000,000 deferred termination fee owed to Vellar pursuant to the terms and conditions of the termination and release agreement, dated as of November 30, 2022 (the “Vellar Termination Agreement”) by and among Vellar, the Company, and Rubicon Technologies Holdings, LLC; (ii) 4,529,837 Class A Common Stock issued to Palantir Technologies, Inc. (“Palantir”) pursuant to (a) Order Form No. 2 Share Issuance Agreement, dated as of June 28, 2023, by and between the Company and Palantir (“Order Form No. 2”) and (b) Palantir Order Form – Order #4, dated as of April 1, 2023, by and between Rubicon Global, LLC and Palantir (“Order Form No. 4”); (iii) 667,897 Class A Common Stock issued to Mizzen Capital, LP (“Mizzen”) pursuant to the Third Amendment to Warrant and Registration Rights Agreement (the “Mizzen Warrant”), dated as of June 7, 2023, by and between Rubicon Technologies Holdings, LLC and Mizzen; and (iv) 222,632 Class A Common Stock issued to Star Strong Capital LLC (“Star Strong”) pursuant to the Third Amendment to Warrant and Registration Rights Agreement (the “Star Strong Warrant”), dated as of June 7, 2023, by and between Rubicon Technologies Holdings, LLC and Star Strong.

The Selling Stockholders may sell any, all, or none of the securities and we do not know when or in what amount the Selling Stockholders may sell their securities hereunder following the date of this prospectus. The Selling Stockholders may sell the securities covered by this prospectus in a number of different ways and at varying prices. We provide more information about how the Selling Stockholders may sell their securities in the section titled “Plan of Distribution” beginning on page 18 of this prospectus.

We are registering the offer and sale of these securities to satisfy certain registration rights we have granted under an agreement between us and the Selling Stockholders. We will not receive any of the proceeds from the sale of the securities by the Selling Stockholders. We will pay the expenses associated with registering the sales by the Selling Stockholders other than any underwriting discounts and commissions, as described in more detail in the section titled “Use of Proceeds” appearing on page 9 of this prospectus.

Our Class A Common Stock trades on The New York Stock Exchange, or NYSE, under the symbol “RBT”. On January 4, 2024, the closing price of the Class A Common Stock as reported on NYSE was $1.57 per share.

We are an “emerging growth company” as defined in Section 2(a) of the Securities Act and are subject to reduced public company reporting requirements. See section entitled “Risk Factors.”

INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. PLEASE CAREFULLY READ THE INFORMATION UNDER THE HEADINGS “RISK FACTORS” BEGINNING ON PAGE 6 OF THIS PROSPECTUS, ANY SIMILAR SECTION CONTAINED IN ANY APPLICABLE PROSPECTUS SUPPLEMENT, AND “ITEM 1A - RISK FACTORS” OF OUR MOST RECENT REPORT ON FORM 10-K OR 10-Q THAT IS INCORPORATED BY REFERENCE IN THIS PROSPECTUS BEFORE YOU INVEST IN OUR SECURITIES.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is __________, 2024.

You should rely only on the information provided in this prospectus, as well as the information incorporated by reference into this prospectus and any applicable prospectus supplement. Neither we nor the Selling Stockholders have authorized anyone to provide you with different information. Neither we nor the Selling Stockholders are making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus, any applicable prospectus supplement or any documents incorporated by reference is accurate as of any date other than the date of the applicable document. Since the respective dates of this prospectus and the documents incorporated by reference into this prospectus, our business, financial condition, results of operations and prospects may have changed.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the United States Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, the Selling Stockholders may, from time to time, offer and sell the securities described in this prospectus. Additionally, under the shelf process, in certain circumstances, we may provide a prospectus supplement that will contain certain specific information about the terms of a particular offering by the Selling Stockholders. The Selling Stockholders may use the shelf registration statement to sell up to an aggregate of 7,420,366 Class A Common Stock from time to time as described in the section entitled “Plan of Distribution.”

We will not receive any proceeds from the sale of the Class A Common Stock to be offered by the Selling Stockholders pursuant to this prospectus. We will pay the expenses, other than underwriting discounts and commissions, if any, associated with the sale of the Class A Common Stock pursuant to this prospectus. To the extent required, we and the Selling Stockholders, as applicable, will deliver a prospectus supplement or post-effective amendment with this prospectus to update the information contained in this prospectus. The prospectus supplement or post-effective amendment may also add, update or change information included in this prospectus. You should read both this prospectus and any applicable prospectus supplement or post-effective amendment, together with additional information described below under the captions “Where You Can Find More Information” and “Documents Incorporated by Reference.”

No offer of these securities will be made in any jurisdiction where the offer is not permitted.

Unless the context indicates otherwise, the terms “Company,” “we,” “us” and “our” refer to Rubicon Technologies, Inc., a Delaware corporation.

TRADEMARKS

This prospectus and the documents incorporated by reference herein contain trademarks, service marks, copyrights and trade names of other companies, which are the property of their respective owners. We do not intend our use or display of other companies’ trademarks, copyrights, or trade names to imply a relationship with, or endorsement or sponsorship of us by any other companies. Solely for convenience, our trademarks and trade names referred to in this prospectus and the documents incorporated by reference herein may appear without the ® or ™ symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the right of the applicable licensor to these trademarks and trade names.

MARKET AND INDUSTRY DATA

This prospectus and the documents incorporated by reference herein include industry position and industry data and forecasts that we obtained or derived from internal company reports, independent third-party publications and other industry data. Some data are also based on good faith estimates, which are derived from internal company analyses or review of internal company reports as well as the independent sources referred to above.

Although we believe that the information on which we have based these estimates of industry position and industry data are generally reliable, the accuracy and completeness of this information is not guaranteed and we have not independently verified any of the data from third-party sources nor have we ascertained the underlying economic assumptions relied upon therein. Statements as to industry position are based on market data currently available. While we are not aware of any misstatements regarding the industry data presented herein, these estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” in this prospectus. These and other factors could cause results to differ materially from those expressed in these publications and reports.

PROSPECTUS SUMMARY

This summary highlights selected information and does not contain all of the information that is important to you. This summary is qualified in its entirety by the more detailed information included in or incorporated by reference into this prospectus. Before making your investment decision with respect to our securities, you should carefully read this entire prospectus, any applicable prospectus supplement and the documents referred to in “Where You Can Find More Information” and “Documents Incorporated by Reference.”

Unless the context indicates otherwise, the terms “Company,” “we,” “us” and “our” refer to Rubicon Technologies, Inc., a Delaware corporation.

Company Overview

Founded in 2008, we are a digital marketplace for waste and recycling and provide cloud-based waste and recycling solutions to businesses and governments. As a digital challenger to status quo waste companies, we have developed and commercialized a proven, cutting-edge platform that brings transparency and environmental innovation to the waste and recycling industry, enabling customers and hauling and recycling partners to make data-driven decisions that can lead to more efficient and effective operations and yield more sustainable outcomes. Using proprietary technology in Machine Learning, Artificial Intelligence (“AI”), computer vision, and Industrial Internet of Things (“IoT”), for which we have secured more than 60 U.S. and international patents, we have built an innovative digital platform aimed at modernizing the outdated, approximately $1.6 trillion global waste and recycling industry.

Through our suite of cutting-edge solutions, we have driven innovation in the waste and recycling industry, reimagined the customer experience, and empowered a wide range of customers, from small businesses to Fortune 500 companies, to municipal and city agencies, to better optimize their waste handling and recycling programs. The implementation of our solutions enables customers to find economic value in their physical waste streams by improving business processes, reducing costs, and saving energy while helping those customers execute their sustainability goals.

We are a leading provider of cloud-based waste and recycling solutions for businesses, governments, and organizations worldwide. Our platform brings new transparency to the waste and recycling industry — empowering our customers and hauling and recycling partners to make data-driven decisions that can lead to more efficient and effective operations as well as more sustainable waste outcomes. Our platform primarily serves three constituents – waste generator customers, hauling and recycling partners, and municipalities/governments.

We believe we have built one of the world’s largest digital marketplaces for waste and recycling services. Underpinning this marketplace is a cutting-edge, modular platform that powers a modern, digital experience and delivers data-driven insights and transparency for our customers and hauling and recycling partners. We provide our waste generator customers with a digital marketplace that delivers pricing transparency, self-service capabilities, and a seamless customer experience while helping them achieve their environmental goals. We enhance our hauling and recycling partners’ economic opportunities by democratizing access to large, national accounts that typically engage suppliers at the corporate level. By providing telematics-based and waste-specific solutions as well as access to group purchasing efficiencies, we help large national accounts optimize their businesses. We help governments provide more advanced waste and recycling services that allow them to serve their local communities more effectively by digitizing their routing and back-office operations and using our computer vision technology to combat recycling material contamination at the source.

Over the past decade, this value proposition has allowed us to scale our platform considerably. Our digital marketplace now services over 8,000 waste generator customers, including numerous large, blue-chip customers such as Apple, Dollar General, Starbucks, Walmart, Chipotle, and FedEx, which together are representative of our broader customer base. Our waste generator customers are serviced by our network of over 8,000 hauling and recycling partners across North America. We have also deployed our technology in over 100 municipalities within the United States and operate in 20 countries. Furthermore, we have secured a robust portfolio of intellectual property, having been awarded more than 60 patents and 15 trademarks.

Recent Developments

On October 16, 2023, the New York Stock Exchange (the “NYSE”) notified the Company, and publicly announced, that the NYSE had determined to (a) commence proceedings to delist the Company’s warrants, each warrant exercisable for one share of the Company’s Class A Common Stock, at an exercise price of $92.00 per share, and listed to trade on the NYSE under the symbol “RBT WS” and (b) immediately suspend trading in the warrants due to “abnormally low” trading price levels pursuant to Section 802.01D of the NYSE Listed Company Manual. The Company did not appeal the NYSE’s determination. Trading in the Company’s Class A Common Stock was unaffected and continued on the NYSE under the symbol “RBT.”

Corporate Information

Our principal executive office is located at 335 Madison Avenue, 4th Floor, New York, NY 10017, and our telephone number is (844) 479.1507. Our website is located at www.rubicon.com. The information contained on, or that may be accessed through our website, is not part of, and is not incorporated into, this prospectus or the registration statement of which it forms a part.

Implications of Being a Smaller Reporting Company

We are a “smaller reporting company” meaning that the market value of our Class A Common Stock held by non-affiliates is less than $250.0 million measured on the last business day of our second fiscal quarter or our annual revenue is less than $100.0 million during the most recent completed fiscal year and the market value of our Class A Common Stock held by non-affiliates is less than $700.0 million measured on the last business day of our second fiscal quarter. Accordingly, we may provide less public disclosure than larger public companies, including the inclusion of only two years of audited financial statements and only two years of management’s discussion and analysis of financial condition and results of operations disclosure. As a result, the information that we provide to our stockholders may be different than you might receive from other public reporting companies in which you hold equity interests.

THE OFFERING

Issuer	Rubicon Technologies, Inc.

Shares of Class A Common Stock that may be offered and sold from time to time by the Selling Stockholders named herein	7,420,366 shares of Class A Common Stock comprised of (i) up to 2,000,000 Class A Common Stock issuable to Vellar pursuant to the Vellar Termination Agreement; (ii) 4,529,837 Class A Common Stock issued to Palantir pursuant to Order Form No. 2 and Order Form No. 4; (iii) 667,897 Class A Common Stock issued to Mizzen pursuant to the Mizzen Warrant; and (iv) 222,632 Class A Common Stock issued to Star Strong pursuant to the Star Strong Warrant.

Use of proceeds	We will not receive any of the proceeds from the sale of the Shares by the Selling Stockholders.

Market for our Class A Common Stock	Our Class A Common Stock is currently listed on the NYSE.

Trading Symbol	“RBT” for our Class A Common Stock.

Risk Factors	Any investment in the securities offered hereby is speculative and involves a high degree of risk. You should carefully read and consider the information set forth under “Risk Factors” on page 6 of this prospectus.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K, any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, and all other information contained or incorporated by reference into this prospectus as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in any applicable prospectus supplement and any applicable free writing prospectus before acquiring any such securities. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities. See “Where You Can Find More Information; Incorporation by Reference” in this prospectus.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference into this prospectus contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”). All statements contained in this prospectus, the documents incorporated by reference herein and any applicable prospectus supplement other than statements of historical fact, including statements regarding our future results of operations, financial position, market size and opportunity, our business strategy and plans, the factors affecting our performance and our objectives for future operations, are forward-looking statements. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. Forward-looking statements are typically identified by words such as “plan,” “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “continue,” “could,” “may,” “might,” “possible,” “potential,” “predict,” “should,” “would,” “will,” “seek,” “target,” and other similar words and expressions, but the absence of these words does not mean that a statement is not forward-looking.

These forward-looking statements involve a number of risks, uncertainties, or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. You should understand that the following important factors, in addition to those factors described elsewhere in this prospectus, could affect the future results of Rubicon Technologies, Inc. (“Rubicon” or the “Company”) and could cause those results or other outcomes to differ materially from those expressed or implied in such forward-looking statements, including Rubicon’s ability to:

●	access, collect and use personal data about consumers;

●	execute its business strategy, including monetization of services provided and expansions in and into existing and new lines of business;

●	realize the benefits expected from the business combination;

●	anticipate the uncertainties inherent in the development of new business lines and business strategies;

●	retain and hire necessary employees;

●	increase brand awareness;

●	attract, train and retain effective officers, key employees or directors;

●	upgrade and maintain information technology systems;

●	acquire and protect intellectual property;

●	meet future liquidity requirements and comply with restrictive covenants related to long-term indebtedness;

●	effectively respond to general economic and business conditions;

●	maintain the listing of the Company’s securities on the NYSE or an inability to have its securities listed on another national securities exchange;

●	obtain additional capital, including use of the debt market;

●	enhance future operating and financial results;

●	anticipate rapid technological changes;

●	comply with laws and regulations applicable to its business, including laws and regulations related to data privacy and insurance operations;

●	stay abreast of modified or new laws and regulations applying to its business;

●	anticipate the impact of, and respond to, new accounting standards;

●	anticipate the rise in interest rates and other inflationary pressures which increase the cost of capital;

●	anticipate the significance and timing of contractual obligations;

●	maintain key strategic relationships with partners and distributors;

●	respond to uncertainties associated with product and service development and market acceptance;

●	manage to finance operations on an economically viable basis;

●	anticipate the impact of new U.S. federal income tax law, including the impact on deferred tax assets;

●	successfully defend litigation;

●	successfully deploy the proceeds from its transactions; and

●	other risks and uncertainties set forth under the section entitled “Risk Factors” beginning on page 6 of this prospectus.

These and other factors that could cause actual results to differ from those implied by the forward-looking statements in this prospectus are more fully described under the heading “Risk Factors” and elsewhere in this prospectus. Forward-looking statements are not guarantees of performance and speak only as of the date hereof. The forward-looking statements are based on the current and reasonable expectations of Rubicon’s management but are inherently subject to uncertainties and changes in circumstances and their potential effects and speak only as of the date of such statements. There can be no assurance that future developments will be those that have been anticipated or that we will achieve or realize these plans, intentions or expectations.

All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by the foregoing cautionary statements. The Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

In addition, statements of belief and similar statements reflect the beliefs and opinions of the Company on the relevant subject. These statements are based upon information available to the Company as of the date of this prospectus, and while the Company believes such information forms a reasonable basis for such statements, such information may be limited or incomplete, and statements should not be read to indicate that the Company has conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and you are cautioned not to unduly rely upon these statements.

USE OF PROCEEDS

All of the Shares offered by the Selling Stockholders pursuant to this prospectus will be sold by the Selling Stockholders for their respective accounts. We will not receive any of the proceeds from the sale of the Shares.

With respect to the registration of the Shares offered by the Selling Stockholders pursuant to this prospectus, the Selling Stockholders will pay any underwriting discounts and commissions and expenses incurred by the Selling Stockholders for brokerage, accounting, tax or legal services or any other expenses incurred by the Selling Stockholders in disposing of the Shares. We will bear the costs, fees and expenses incurred in effecting the registration of the Shares covered by this prospectus, including all registration and filing fees and fees and expenses of our counsel and our independent registered public accounting firm.

DESCRIPTION OF SECURITIES

The following description of our Class A Common Stock, Class V common stock, par value $0.0001 per share (“Class V Common Stock” together with Class A Common Stock, the “Common Stock”), which are the only securities of the Company registered under Section 12 of the Exchange Act, and Public Warrants (as defined below) summarizes certain information regarding the Common Stock and the Public Warrants in our certificate of incorporation (as amended, the “Charter”), our bylaws (the “Bylaws”) and applicable provisions of Delaware general corporate law (the “DGCL”), and is qualified by reference to our Charter and our Bylaws, which are incorporated by reference as Exhibit 3.2 and 3.3, respectively, to the Annual Report on Form 10-K for the fiscal year ending December 31, 2022 (our “Annual Report”).

Authorized and Outstanding Stock

The Charter authorizes the issuance of 975,000,000 shares of common stock, consisting of (i) 690,000,000 shares of Class A Common Stock, par value $0.0001 per share, (ii) 275,000,000 shares of Class V Common Stock, par value $0.0001 per share, and (ii) 10,000,000 shares of preferred stock, par value $0.0001 per share.

Common Stock

The Charter authorizes two classes of common stock, Class A Common Stock and Class V Common Stock, each with a par value of $0.0001. As of January 4, 2024, there were 42,389,738 shares of Class A Common Stock issued and outstanding and 4,425,388 shares of Class V Common Stock issued and outstanding.

Pursuant to the Eighth Amended and Restated Limited Liability Company Agreement of Rubicon Technologies, LLC (the “A&R LLCA”), Class B Units are exchangeable into an equivalent number of Class A Common Stock, subject to certain limitations and adjustments, at the election of the holder thereof or pursuant to a mandatory redemption at the election of Rubicon (as managing member of Rubicon Technologies, LLC (“Holdings LLC”)). Upon the exchange of any Class B Units, Rubicon will retire an equivalent number of shares of Class V Common Stock held by such holder of exchanged Class B Units.

Preferred Stock

The Charter provides that up to 10,000,000 shares of preferred stock may be issued from time to time in one or more series. The Board of Directors (“Board”) is authorized to fix the voting rights, if any, designations, powers, preferences and relative, participating, optional, special and other rights, if any, and any qualifications, limitations and restrictions thereof, applicable to the shares of each series. The Board is able, without stockholder approval, to issue preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of the Class A Common Stock and Class V Common Stock and could have anti-takeover effects. The ability of the Board to issue preferred stock without stockholder approval could have the effect of delaying, deferring, or preventing a change of control of us or the removal of existing management. We have no preferred stock outstanding at the date hereof. Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future.

Dividends and Other Distributions

Under the Charter, holders of Class A Common Stock are entitled to receive ratable dividends, if any, as may be declared from time-to-time by our Board out of legally available assets or funds. There are no current plans to pay cash dividends on Class A Common Stock for the foreseeable future. In the event of our liquidation, dissolution or winding-up, the holders of our Class A Common stock will be entitled to share ratably in all assets remaining after payment of or provision for any liabilities, subject to prior distribution rights of preferred stock, if any, then outstanding. Class V Common Stock has no economic rights and shares of Class V Common Stock are not entitled to receive any assets upon dissolution, liquidation or winding up of Rubicon, nor can such shares participate in any dividends or distributions of Rubicon.

We are a holding company with no material assets other than our interest in Holdings LLC. We intend to cause Holdings LLC to make distributions to holders of Class A Units and Class B Units in amounts such that the total cash distribution from Holdings LLC to the holders are sufficient to enable each holder to pay all applicable taxes on taxable income allocable to such holder and other obligations under the Tax Receivable Agreement, dated August 15, 2022 (the “Tax Receivable Agreement”), by and among Rubicon, Holdings LLC, the TRA Representative (as defined therein), and certain former equity holders of Rubicon, as well as any cash dividends declared by us.

The A&R LLCA generally provides that pro rata cash tax distributions will be made to holders of Class A Units and Class B Units (including Rubicon) at certain assumed tax rates. We anticipate that the distributions we will receive from Holdings LLC may, in certain periods, exceed our actual tax liabilities and obligations to make payments under the Tax Receivable Agreement. The Board, in its sole discretion, will make any determination from time to time with respect to the use of any such excess cash so accumulated, which may include, among other uses, to pay dividends on the Class A Common Stock. We will have no obligation to distribute such cash (or other available cash other than any declared dividend) to stockholders. We also expect, if necessary, to undertake ameliorative actions, which may include pro rata or non-pro rata reclassifications, combinations, subdivisions or adjustments of outstanding Class A Units pursuant to the A&R LLCA, to maintain one-for-one parity between Class A Units held by us and shares of Class A Common Stock.

Voting Power

Except as otherwise required by law or as otherwise provided in any certificate of designation for any series of preferred stock, under the Charter, the holders of Class A Common Stock and Class V Common Stock possess all voting power for the election of our directors and all other matters requiring stockholder action and are entitled to one vote per share on matters to be voted on by stockholders. Holders of Class A Common Stock and Class V Common Stock shall at all times vote together as one class on all matters submitted to a vote of the holders of Class A Common Stock and Class V Common Stock under the Charter. Under the Charter, directors are elected by a plurality voting standard, whereby each of our stockholders may not give more than one vote per share towards any one director nominee. There are no cumulative voting rights.

Preemptive or Other Rights

The Charter does not provide for any preemptive or other similar rights.

Limitations on Liability and Indemnification of Officers and Directors

The Charter and Bylaws limit the liability of our directors and provide for the indemnification of our current and former officers and directors, in each case, to the fullest extent permitted by Delaware law.

We have entered into agreements with our officers and directors to provide contractual indemnification in addition to the indemnification provided for in our Charter and Bylaws. The Charter and Bylaws also permit us to secure insurance on behalf of any officer, director or employee for any liability arising out of his or her actions.

In connection with the closing of the business combination, Rubicon (formerly named Founder SPAC) purchased a tail policy with respect to liability coverage for the benefit of former Founder SPAC officers and directors. We will maintain such tail policy for a period of no less than six (6) years following the closing of the business combination.

These provisions may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against officers and directors, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against officers and directors pursuant to these indemnification provisions.

We believe that these provisions, the directors’ and officers’ liability insurance and the indemnity agreements are necessary to attract and retain talented and experienced officers and directors.

Exclusive Forum

The Charter provides that, unless Rubicon selects or consents in writing to the selection of an alternative forum, to the fullest extent permitted by the applicable law: (a) the sole and exclusive forum for any complaint asserting any internal corporate claims, to the fullest extent permitted by law, and subject to applicable jurisdictional requirements, shall be the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have, or declines to accept, jurisdiction, another state court or a federal court located within the State of Delaware); and (b) the sole and exclusive forum for any complaint asserting a cause of action arising under the Securities Act, to the fullest extent permitted by law, shall be the federal district courts of the United States of America. For purposes of the foregoing, “internal corporate claims” means claims, including claims in the right of Rubicon that are based upon a violation of a duty by a current or former director, officer, employee, or stockholder in such capacity, or as to which the DGCL confers jurisdiction upon the Court of Chancery. Any person or entity purchasing or otherwise acquiring any interest in any shares of Class A Common Stock or Class V Common Stock will be deemed to have notice of and consented to the provisions of this provision.

Certain Anti-Takeover Provisions of Delaware Law; Rubicon’s Certificate of Incorporation and Bylaws

The Charter and Bylaws contain, and the DGCL contains, provisions, as summarized in the following paragraphs, that are intended to enhance the likelihood of continuity and stability in the composition of the Board. These provisions are intended to avoid costly takeover battles, reduce our vulnerability to a hostile change of control and enhance the Board’s ability to maximize stockholder value in connection with any unsolicited offer to acquire Rubicon. However, these provisions may have an anti-takeover effect and may delay, deter or prevent a merger or acquisition of Rubicon by means of a tender offer, a proxy contest or other takeover attempt that a stockholder might consider in its best interest, including those attempts that might result in a premium over the prevailing market price for the shares of Class A Common Stock held by stockholders.

Delaware Law

Rubicon is governed by the provisions of Section 203 of the DGCL. Section 203 generally prohibits a publicly held Delaware corporation from engaging in a “business combination” with any “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless (with certain exceptions) the business combination or the transaction in which the person became an interested stockholder is approved in a prescribed manner. Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns (or within three years prior to the determination of interested stockholder status, did own) 15% or more of a corporation’s voting stock. These provisions may have the effect of delaying, deferring, or preventing changes in control of Rubicon not approved in advance by the Board.

Special Meetings

The Charter provides that special meetings of the stockholders may be called only by or at the direction of the Board, the Chairman of the Board, or the Chief Executive Officer. The Bylaws prohibit the conduct of any business at a special meeting other than as specified in the notice for such special meeting. These provisions may have the effect of deferring, delaying, or discouraging hostile takeovers or changes in control or management of our Company.

Advance Notice of Director Nominations and New Business

The Bylaws state that in order for a stockholder to propose nominations of candidates to be elected as directors or any other proper business to be considered by stockholders at the annual meeting, such stockholder must, among other things, provide notice thereof in writing to the secretary at the principal executive offices of Rubicon within the time periods set forth in the Bylaws. Such notice must contain, among other things, certain information about the stockholder giving the notice (and the beneficial owner, if any, on whose behalf the nomination or proposal is made) and certain information about any nominee or other proposed business. Stockholder proposals of business other than director nominations cannot be submitted in connection with special meetings of stockholders.

The Bylaws allow the presiding officer at a meeting of stockholders to adopt rules and regulations for the conduct of meetings which may have the effect of precluding the conduct of certain business at a meeting if such rules and regulations are not followed. These provisions may also defer, delay, or discourage a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to influence or obtain control of our company.

Supermajority Voting for Amendments to Our Governing Documents

Certain amendments to the Charter require the affirmative vote of at least 66⅔% of the voting power of all shares of our common stock then outstanding. The Charter provides that the Board is expressly authorized to adopt, amend, or repeal the Bylaws and that our stockholders may amend certain provision of the Bylaws only with the approval of at least 66⅔% of the voting power of all shares of our common stock then outstanding. These provisions make it more difficult for stockholders to change the Charter or Bylaws and may, therefore, defer, delay, or discourage a potential acquirer from conducting a solicitation of proxies to amend the Charter or Bylaws or otherwise attempting to influence or obtain control of our company.

No Cumulative Voting

The DGCL provides that a stockholder’s right to vote cumulatively in the election of directors does not exist unless the Charter specifically provides otherwise. The Charter does not provide for cumulative voting. The prohibition on cumulative voting has the effect of making it more difficult for stockholders to change the composition of the Board.

Classified Board of Directors

The Charter provides that the Board is divided into three classes of directors, with the classes to be as nearly equal in number as possible, designated Class I, Class II and Class III. The terms of Class I, Class II and Class III directors end at our 2023, 2024 and 2025 annual meetings of stockholders, respectively. As of June 8, 2023, the Class I director nominees were re-elected for a three-year term expiring at Rubicon’s 2026 annual meeting.

Directors of each class the term of which shall then expire shall be elected to hold office for a three-year term. The classification of directors has the effect of making it more difficult for stockholders to change the composition of our Board and require a longer time period to do so. The Charter provides that the number of directors will be fixed from time to time exclusively pursuant to a resolution adopted by the Board. The classification of directors has the effect of making it more difficult for stockholders to change the composition of our Board. As a result, in most circumstances, a person can gain control of the Board only by successfully engaging in a proxy contest at two or more meetings of stockholders at which directors are elected.

Removal of Directors; Vacancies

The Charter and Bylaws provide that, so long as the Board is classified, directors may be removed only for cause and only upon the affirmative vote of holders of at least 66⅔% of the voting power of all the then outstanding shares of common stock entitled to vote generally in the election of directors, voting together as a single class. Therefore, because stockholders cannot call a special meeting of stockholders, as discussed above, stockholders may only submit a stockholder proposal for the purpose of removing a director at an annual meeting. The Charter and Bylaws provide that vacancies and newly created directorships resulting from any increase in the authorized number of directors shall be filled only by a majority of the directors then in office or by a sole remaining director. Therefore, while stockholders may remove a director, stockholders are not able to elect new directors to fill any resulting vacancies that may be created as a result of such removal.

Stockholder Action by Written Consent

The DGCL permits any action required to be taken at any annual or special meeting of the stockholders to be taken without a meeting, without prior notice and without a vote if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of stock entitled to vote thereon were present and voted, unless the Charter provides otherwise. The Charter and Bylaws preclude stockholder action by written consent. This prohibition, combined with the fact stockholders cannot call a special meeting, as discussed above, means that stockholders are limited in the manner in which they can bring proposals and nominations for stockholder consideration, making it more difficult to effect change in our governing documents and the Board.

Warrants

As of January 4, 2024, there were 30,016,851 warrants outstanding (“Warrants”), consisting of 15,812,476 public warrants (the “Public Warrants”) and 14,204,375 private warrants (the “Private Warrants”). Each whole Warrant originally entitled the registered holder to purchase one share of Class A Common Stock at a price of $11.50 per share, subject to adjustment as set forth in the Warrant Agreement. On September 26, 2023, the Company effected a reverse stock split with a 1:8 ratio (the “Reverse Stock Split”). Subsequent to the Reverse Stock Split, the exercise price for each Warrant was adjusted to $92.00 per share.

A Warrant does not entitle the registered holder thereof to any of the rights of a stockholder of Rubicon, including, without limitation, the right to receive dividends or any voting rights, until such Warrant is exercised for shares of Class A Common Stock. Rubicon will at all times reserve and keep available a sufficient number of authorized but unissued shares of Class A Common Stock to permit the exercise in full of all outstanding Warrants.

Warrant Exercise

The Warrants became exercisable on September 14, 2022 (30 days after the consummation of the Business Combination) and will expire at 5:00 p.m., New York City time on August 15, 2027 (the fifth anniversary of the completion of the Business Combination) or earlier upon redemption or liquidation.

The Warrants may be exercised on or before the expiration date upon surrender of the warrant certificate at the office of the warrant agent, with the subscription form duly executed, and by paying in full the exercise price and all applicable taxes due for the number of Warrants being exercised. No fractional shares will be issued upon exercise of the Warrants. If, by reason of any adjustment made pursuant to the Warrant Agreement, a holder would be entitled, upon the exercise of a Warrant, to receive a fractional interest in a share, we will, upon such exercise, round up to the nearest whole number of shares of Class A Common Stock to be issued to the Warrant holder.

No Warrant will be exercisable for cash, and we will not be obligated to issue Class A Common Stock upon exercise of a Warrant unless the shares of Class A Common Stock issuable upon exercise of such Warrant have been registered, qualified, or deemed to be exempt under the securities laws of the state of residence of the registered holder of the Warrant. In the event that the foregoing condition is not met, the holder of such Warrant will not be entitled to exercise such Warrant for cash and such Warrant may have no value and expire worthless. Notwithstanding the foregoing, in no event will we be required to net cash settle any Warrant.

A holder of a Warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such Warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 9.8% (the “maximum percentage”) of the shares of Class A Common Stock outstanding immediately after giving effect to such exercise. The holder of a Warrant may by written notice increase or decrease the maximum percentage applicable to such holder, on the terms and subject to the conditions set forth in the Warrant Agreement.

Redemption

Rubicon may, at its option, redeem not less than all of the outstanding Warrants at any time during the exercise period, at a price of $0.01 per Warrant:

●	upon not less than 30 days’ prior written notice of redemption to each Warrant holder,

●	provided that the last reported sale price of the Class A Common Stock equals or exceeds $144.00 per share (as adjusted for the Reverse Stock Split) on each of 20 trading days within a 30 trading day period commencing after the Warrants become exercisable and ending on the third trading day prior to the notice of redemption to Warrant holders, and

●	provided that there is an effective registration statement with respect to the Class A Common Stock underlying such Warrants, and a current prospectus relating thereto, available throughout the 30-day redemption or Rubicon has elected to require the exercise of the Warrants on a “cashless basis.”

In accordance with the Warrant Agreement, in the event that we elect to redeem the outstanding Warrants as set forth above, we will fix a date for the redemption (the “Redemption Date”). Notice of redemption will be mailed by first class mail, postage prepaid, not less than 30 days prior to the Redemption Date to the registered holders of the Warrants to be redeemed at their last addresses as they appear on the registration books. Any notice mailed in the manner provided above will be conclusively presumed to have been duly given whether or not the registered holder received such notice.

The Warrants may be exercised for cash at any time after notice of redemption is given by Rubicon and prior to the Redemption Date. On and after the Redemption Date, the record holder of the Warrants will have no further rights, except to receive the redemption price for such holder’s Warrants upon surrender thereof.

If we call the Warrants for redemption as described above, our management will have the option to require all holders that wish to exercise Warrants to do so on a “cashless basis.” In such event, each holder would pay the exercise price by surrendering the Warrants for that number of shares of Class A Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Class A Common Stock underlying the Warrants, multiplied by the difference between the exercise price of the Warrants and the “fair market value” by (y) the fair market value. The “fair market value” shall mean the volume-weighted average trading price of the Class A Common Stock for the 10 trading days immediately following the date on which the notice of redemption is sent to the Warrant holders.

Private Warrants

The Private Warrants are identical to the Public Warrants in all material respects, except that (i) the Private Warrants issued to Jefferies LLC will not be exercisable more than five years after October 19, 2021 in accordance with FINRA Rule 5110(g)(8), and (ii) the Private Warrants held by Sponsor and certain insiders of Founder are subject to certain additional transfer restrictions set forth in the Sponsor Agreement.

Our Transfer Agent and Warrant Agent

The transfer agent for our Common Stock and warrant agent for our Warrants is Continental Stock Transfer & Trust Company, 1 State Street, New York, New York 10004.

Listing of Securities

Our Class A Common Stock are listed on NYSE under the symbol “RBT”.

SELLING STOCKHOLDERS

This prospectus relates to the offer and resale from time to time by the Selling Stockholders of up to 7,420,366 shares of our Class A Common Stock.

The Selling Stockholders may from time to time offer and sell any or all of the Shares set forth below pursuant to this prospectus. When we refer to the “Selling Stockholders” in this prospectus, we mean the persons listed in the table below, and the pledgee(s), donee(s), transferee(s), assignee(s), successor(s) and others who later come to hold any of the Selling Stockholders’ interest in our securities after the date of this prospectus.

The table below sets forth, as of the date of this prospectus, the name of the Selling Stockholders for which we are registering the Shares for resale to the public, and the aggregate principal amount that such Selling Stockholders may offer pursuant to this prospectus.

In calculating the percentage of Class A Common Stock owned by the Selling Stockholders, we treated as outstanding the number of shares of Class A Common Stock issuable upon exercise of the Selling Stockholders’ warrants, if any, but did not assume exercise of any other Selling Stockholders’ warrants.

We cannot advise you as to whether the Selling Stockholders will in fact sell any or all of such shares of Class A Common Stock. In addition, the Selling Stockholders may sell, transfer or otherwise dispose of, at any time and from time to time, the Shares in transactions exempt from the registration requirements of the Securities Act after the date of this prospectus, subject to applicable law.

Selling Stockholders information for each additional Selling Stockholder, if any, will be set forth by prospectus supplement to the extent required prior to the time of any offer or sale of such Selling Stockholders’ securities pursuant to this prospectus. Any prospectus supplement may add, update, substitute, or change the information contained in this prospectus, including the identity of each Selling Stockholder and the number of shares of Class A Common Stock and Warrants registered on its behalf. The Selling Stockholders are not making any representation that any securities covered by this prospectus will be offered for sale. The Selling Stockholders reserve the right to accept or reject, in whole or in part, any proposed sale of the securities. See “Plan of Distribution.” For purposes of the table below, we assume that all of the securities covered by this prospectus will be sold.

We have determined beneficial ownership in accordance with the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all securities that they beneficially own, subject to community property laws where applicable. Except as described in the footnotes to the following table, none of the persons named in the table has held any position or office or had any other material relationship with us or our affiliates during the three years prior to the date of this prospectus. The inclusion of any shares of Class A Common Stock in these table does not constitute an admission of beneficial ownership for the person named below.

We have based percentage ownership of our Class A Common Stock prior to this offering on 42,389,738 shares of Class A Common Stock issued and outstanding as of January 4, 2024.

Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Rubicon Technologies, Inc., 335 Madison Avenue, 4th Floor, New York, NY 10017.

	Shares of Class A Common Stock Beneficially Owned		Shares of Class A Common Stock Registered	Shares of Class A Common Stock Beneficially Owned After Sale of All Shares of Common Stock Offered(1)
Selling Stockholders	Shares	Percentage(2)	Hereby	Shares	Percentage
Vellar Opportunity Fund SPV LLC – Series 2(1)	2,000,000	4.7%	2,000,000	-	-
Palantir Technologies, Inc.(3)	4,529,837	10.7%	4,529,837	-	-
Mizzen Capital, LP(4)	667,897	1.6%	667,897	-	-
Star Strong Capital LLC(5)	222,632	*	222,632	-	-

*	Represents beneficial ownership of less than 1%.
(1)	Represents 2,000,000 shares of Class A Common Stock consisting of up to 2,000,000 Shares issuable to Vellar as payment for $2,000,000 deferred termination fee owed to Vellar pursuant to the terms and conditions of the Vellar Termination Agreement. The business address of Vellar is c/o Andrew Davilman, 3 Columbus Circle, 24th Floor, New York, NY 10019.
(2)	The percentage of beneficial ownership is calculated based on 42,389,738 shares of Class A Common Stock outstanding as of January 4, 2024. Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of Class A Common Stock beneficially owned by them.
(3)	Represents 4,529,837 shares of Class A Common Stock consisting of (i) 4,049,067 shares of Class A Common Stock issued to Palantir pursuant to Order Form No. 2, and (ii) 480,770 shares of Class A Common Stock issued to Palantir pursuant to Order Form No. 4. The business address of Palantir is 1200 17th Street, Floor 15, Denver, CO 80202.
(4)	Represents 667,897 shares of Class A Common Stock issued to Mizzen pursuant to the Mizzen Warrant. The business address of Mizzen Capital, LPC is 488 Madison Avenue, 18th Floor, New York, NY 10022.
(5)	Represents 222,632 shares of Class A Common Stock issued to Star Strong pursuant to the Star Strong Warrant. The business address of Star Strong Capital LLC is 470 James Street, Suite 104, New Haven, CT 06513.

PLAN OF DISTRIBUTION

We are registering the possible resale by the Selling Stockholders of up to 7,420,366 shares of Class A Common Stock.

We will not receive any of the proceeds from the sale of the securities by the Selling Stockholders. The aggregate proceeds to the Selling Stockholders will be the purchase price of the securities less any discounts and commissions borne by the Selling Stockholders.

The Selling Stockholders will pay any underwriting discounts and commissions and expenses incurred by the Selling Stockholders for brokerage, accounting, tax or legal services or any other expenses incurred by the Selling Stockholders in disposing of the securities. We will bear all other costs, fees and expenses incurred in effecting the registration of the securities covered by this prospectus, including, without limitation, all registration and filing fees, NYSE listing fees and fees and expenses of our counsel and our independent registered public accountants.

The securities beneficially owned by the Selling Stockholders covered by this prospectus may be offered and sold from time to time by the Selling Stockholders. The Selling Stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions. The Selling Stockholders reserve the right to accept and, together with its respective agents, to reject, any proposed purchase of securities to be made directly or through agents. The Selling Stockholders and any of their permitted transferees may sell their securities offered by this prospectus on any stock exchange, market or trading facility on which the securities are traded or in private transactions. If underwriters are used in the sale, such underwriters will acquire the shares for their own account. These sales may be at a fixed price or varying prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to prevailing market prices or at negotiated prices. The securities may be offered to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. The obligations of the underwriters to purchase the securities will be subject to certain conditions. The underwriters will be obligated to purchase all the securities offered if any of the securities are purchased.

Subject to the limitations set forth in any applicable registration rights agreement, the Selling Stockholders may use any one or more of the following methods when selling the securities offered by this prospectus:

●	purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

●	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

●	block trades in which the broker-dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	an over-the-counter distribution in accordance with the rules of the NYSE;

●	through trading plans entered into by a Selling Stockholder pursuant to Rule 10b5-1 under the Exchange Act that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;

●	through one or more underwritten offerings on a firm commitment or best efforts basis;

●	settlement of short sales entered into after the date of this prospectus;

●	agreements with broker-dealers to sell a specified number of the securities at a stipulated price per share or warrant;

●	in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

●	directly to purchasers, including through a specific bidding, auction or other process or in privately negotiated transactions;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	through a combination of any of the above methods of sale; or

●	any other method permitted pursuant to applicable law.

In addition, a Selling Stockholder that is an entity may elect to make a pro rata in-kind distribution of securities to its members, partners or stockholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus with a plan of distribution. Such members, partners or stockholders would thereby receive freely tradeable securities pursuant to the distribution through a registration statement. To the extent a distributee is an affiliate of ours (or to the extent otherwise required by law), we may file a prospectus supplement in order to permit the distributees to use the prospectus to resell the securities acquired in the distribution.

There can be no assurance that the Selling Stockholders will sell all or any of the securities offered by this prospectus. In addition, the Selling Stockholders may also sell securities under Rule 144 under the Securities Act, if available, or in other transactions exempt from registration, rather than under this prospectus. The Selling Stockholders have the sole and absolute discretion not to accept any purchase offer or make any sale of securities if they deem the purchase price to be unsatisfactory at any particular time.

The Selling Stockholders also may transfer the securities in other circumstances, in which case the transferees, pledgees or other successors-in-interest will be the selling beneficial owners for purposes of this prospectus. Upon being notified by a Selling Stockholder that a donee, pledgee, transferee, other successor-in-interest intends to sell our securities, we will, to the extent required, promptly file a supplement to this prospectus to name specifically such person as a Selling Stockholder.

With respect to a particular offering of the securities held by the Selling Stockholders, to the extent required, an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement of which this prospectus is part, will be prepared and will set forth the following information:

●	the specific securities to be offered and sold;

●	the names of the Selling Stockholders;

●	the respective purchase prices and public offering prices, the proceeds to be received from the sale, if any, and other material terms of the offering;

●	settlement of short sales entered into after the date of this prospectus;

●	the names of any participating agents, broker-dealers or underwriters; and

●	any applicable commissions, discounts, concessions and other items constituting compensation from the Selling Stockholders.

In connection with distributions of the securities or otherwise, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of the securities in the course of hedging the positions they assume with Selling Stockholders. The Selling Stockholders may also sell the securities short and redeliver the securities to close out such short positions. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The Selling Stockholders may also pledge securities to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution, may effect sales of the pledged securities pursuant to this prospectus (as supplemented or amended to reflect such transaction).

In order to facilitate the offering of the securities, any underwriters or agents, as the case may be, involved in the offering of such securities may engage in transactions that stabilize, maintain or otherwise affect the price of our securities. Specifically, the underwriters or agents, as the case may be, may over allot in connection with the offering, creating a short position in our securities for their own account. In addition, to cover overallotments or to stabilize the price of our securities, the underwriters or agents, as the case may be, may bid for, and purchase, such securities in the open market. Finally, in any offering of securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allotted to an underwriter or a broker-dealer for distributing such securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. The underwriters or agents, as the case may be, are not required to engage in these activities, and may end any of these activities at any time.

The Selling Stockholders may solicit offers to purchase the securities directly from, and it may sell such securities directly to, institutional investors or others. In this case, no underwriters or agents would be involved. The terms of any of those sales, including the terms of any bidding or auction process, if utilized, will be described in the applicable prospectus supplement.

It is possible that one or more underwriters may make a market in our securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for our securities. Our Class A Common Stock is currently listed on NYSE under the symbol “RBT.”

The Selling Stockholders may authorize underwriters, broker-dealers or agents to solicit offers by certain purchasers to purchase the securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we or the Selling Stockholders pay for solicitation of these contracts.

The Selling Stockholders may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by the Selling Stockholders or borrowed from the Selling Stockholders or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from the Selling Stockholders in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, the Selling Stockholders may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

In effecting sales, broker-dealers or agents engaged by the Selling Stockholders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the Selling Stockholders in amounts to be negotiated immediately prior to the sale.

In compliance with the guidelines of the Financial Industry Regulatory Authority (“FINRA”), the aggregate maximum discount, commission, fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of the gross proceeds of any offering pursuant to this prospectus and any applicable prospectus supplement.

If at the time of any offering made under this prospectus a member of FINRA participating in the offering has a “conflict of interest” as defined in FINRA Rule 5121 (“Rule 5121”), that offering will be conducted in accordance with the relevant provisions of Rule 5121.

To our knowledge, there are currently no plans, arrangements or understandings between any of the Selling Stockholders and any broker-dealer or agent regarding the sale of the securities by any of the Selling Stockholders. Upon our notification by a Selling Stockholder that any material arrangement has been entered into with an underwriter or broker-dealer for the sale of securities through a block trade, special offering, exchange distribution, secondary distribution or a purchase by an underwriter or broker-dealer, we will file, if required by applicable law or regulation, a supplement to this prospectus pursuant to Rule 424(b) under the Securities Act disclosing certain material information relating to such underwriter or broker-dealer and such offering.

Underwriters, broker-dealers or agents may facilitate the marketing of an offering online directly or through one of their affiliates. In those cases, prospective investors may view offering terms and a prospectus online and, depending upon the particular underwriter, broker-dealer or agent, place orders online or through their financial advisors.

In offering the securities covered by this prospectus, the Selling Stockholders and any underwriters, broker-dealers or agents who execute sales for the Selling Stockholders may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. Any discounts, commissions, concessions or profit they earn on any resale of those securities may be underwriting discounts and commissions under the Securities Act.

The underwriters, broker-dealers and agents may engage in transactions with us or the Selling Stockholders, or perform services for us or the Selling Stockholders, in the ordinary course of business.

In order to comply with the securities laws of certain states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

The Selling Stockholders and any other persons participating in the sale or distribution of the securities will be subject to applicable provisions of the Securities Act and the Exchange Act, and the rules and regulations thereunder, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the securities by, the Selling Stockholders or any other person, which limitations may affect the marketability of the shares of the securities.

We will make copies of this prospectus available to the Selling Stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Stockholders may indemnify any agent, broker-dealer or underwriter that participates in transactions involving the sale of the securities against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the Selling Stockholders against certain liabilities, including certain liabilities under the Securities Act, the Exchange Act or other federal or state law. Agents, broker-dealers and underwriters may be entitled to indemnification by us and the Selling Stockholders against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents, broker-dealers or underwriters may be required to make in respect thereof.

LEGAL MATTERS

The validity of the securities offered by this prospectus have been passed upon us by Winston & Strawn LLP, Houston, Texas.

EXPERTS

The consolidated financial statements of Rubicon Technologies, Inc. as of and for the years ended December 31, 2022 and 2021, incorporated by reference herein, have been audited by Cherry Bekaert LLP, an independent registered public accounting firm, as stated in their report incorporated by reference herein, and are so incorporated upon the report of such firm given upon their authority as experts in accountings and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly, and current reports, proxy statements and other information with the SEC. These filings are available to the public from the SEC’s website at www.sec.gov.

Our website address is www.rubicon.com. Through our website, we make available, free of charge, the following documents as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC: our Annual Reports on Form 10-K, our proxy statements for our annual and special stockholder meetings, our Quarterly Reports on Form 10-Q, our Current Reports on Form 8-K, Forms 3, 4, and 5 and Schedule 13D with respect to the securities filed on behalf of our directors and our executive officers, and amendments to those documents. The information contained on, or that may be access through, our website is not part of, and is not incorporated into, this prospectus.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to incorporate by reference information in this document. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this document, except for any information that is superseded by information that is included directly in this document.

We are incorporating by reference the filings listed below and any additional documents that we may file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of the initial registration statement and prior to effectiveness of the registration statement and after the date of this prospectus and prior to the termination of the offering under this prospectus, except we are not incorporating by reference any information furnished (but not filed) under Item 2.02 or Item 7.01 of any Current Report on Form 8-K and corresponding information furnished under Item 9.01 as an exhibit thereto.

●	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on March 23, 2023;

●	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2023, June 30, 2023, and September 30, 2023, filed with the SEC, respectively, on May 22, 2023, August 11, 2023, and November 13, 2023;

●	Our Current Reports on Form 8-K filed with the SEC on February 7, 2023, February 9, 2023, February 17, 2023, February 21, 2023, March 13, 2023, March 31, 2023, May 24, 2023, June 8, 2023, June 9, 2023, August 3, 2023, August 11, 2023, August 21, 2023, September 11, 2023, September 21, 2023, September 27, 2023, October 16, 2023, and December 11, 2023.

●	The description of our capital stock set forth in the registration statement on Form 8-A registering our capital stock under Section 12 of the Exchange Act, filed with the SEC on August 15, 2022, including any amendments or reports filed for purposes of updating such description, including Exhibit 4.5 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2022.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14, or 15(d) of the Exchange Act prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be a part thereof from the date of the filing of such reports and documents.

You may request copies of these documents, at no cost to you, from our website (www.rubicon.com) or by writing or telephoning us at the following address:

Rubicon Technologies, Inc.

335 Madison Avenue, 4th Floor

New York, NY 10017

Attention: Corporate Secretary

Tel. (844) 479-1507

Exhibits to these documents will not be sent, however, unless those exhibits have been specifically incorporated by reference into this prospectus.

Rubicon Technologies, Inc.

Up to 7,420,366 shares of Class A Common Stock

Offered by the Selling Stockholders

Prospectus

January 9, 2024

PART II

Information Not Required in Prospectus

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses payable in connection with the offering of the securities being registered, all of which will be paid by Rubicon Technologies, Inc. (the “Registrant”) (except any underwriting discounts and commissions incurred by the Selling Stockholders in disposing of the shares).

Amount
SEC registration fee	$1,785.25
FINRA filing fee	-
Printing and engraving expenses	*
Legal fees and expenses	*
Accounting fees and expenses	*
Transfer agent and registrar frees and expenses	*
Miscellaneous	*
Total	$1,785.25

*	These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be defined at this time.

Item 15. Indemnification of Directors and Officers.

Section 145 of the DGCL permits a corporation to indemnify its directors and officers against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlements actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties. The directors or officers must have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reason to believe their conduct was unlawful. In a derivative action, an action only by or in the right of the corporation, indemnification may be made only for expenses actually and reasonably incurred by directors and officers in connection with the defense or settlement of an action or suit, and only with respect to a matter as to which they must have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation. No indemnification may be made if such person must have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought must determine upon application that the defendant officers or directors are fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability. Our Charter and our Bylaws provide for indemnification by Rubicon of its directors, senior officers and employees to the fullest extent permitted by applicable law.

Section 102(b)(7) of the DGCL permits a corporation to provide in its charter that a director of the corporation must not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) for payments of unlawful dividends or unlawful stock purchases or redemptions or (4) for any transaction from which the director derived an improper personal benefit. Our Charter provides for such limitation of liability.

We have entered into indemnification agreements with each of our directors and officers in which we have agreed to indemnify, defend and hold harmless, and also advance expenses as incurred, to the fullest extent permitted under applicable law, from damage arising from the fact that such person is or was an officer or director of our company or our subsidiaries.

The indemnification rights set forth above shall not be exclusive of any other right which an indemnified person may have or hereafter acquire under any statute, our Charter, our Bylaws, any agreement, any vote of stockholders or disinterested directors or otherwise.

We maintain standard policies of insurance that provide coverage (1) to our directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act and (2) to us with respect to indemnification payments that we may make to such directors and officers.

We have purchased and intend to maintain insurance on behalf of the registrant and any person who is or was a director or officer against any loss arising from any claim asserted against him or her and incurred by him or her in that capacity, subject to certain exclusions and limits of the amount of coverage.

Item 16. Exhibits.

(a)	Exhibits.

		Incorporated by Reference
Exhibit	Description	Schedule/Form	File No.	Exhibits	Filing Date
2.1#	Merger Agreement, dated as of December 15, 2021, by and among Founder, Merger Sub, the Blocker Companies, the Blocker Merger Subs and Holdings LLC.	Form 8-K	001-40910	2.1	December 17, 2021
3.1	Second Amended and Restated Memorandum and Articles of Association of Founder.	Form 8-K	001-40910	3.1	October 20, 2021
3.2	Certificate of Incorporation of Rubicon Technologies, Inc.	Form 8-K	001-40910	3.2	August 19, 2022
3.3	Bylaws of Rubicon Technologies, Inc.	Form 8-K	001-40910	3.3	August 19, 2022
4.1	Specimen Warrant Certificate of Founder.	Form S-1/A	333-258158	4.3	October 12, 2021
4.2	Warrant Agreement, dated October 14, 2021, by and between Founder and Continental Stock Transfer & Trust Company, as warrant agent.	Form 8-K	001-40910	4.1	October 20, 2021
4.3	Amendment of Warrant Agreement, dated August 15, 2022, by and between Rubicon Technologies, Inc. and Continental Stock Transfer & Trust Company, as warrant agent.	Form 8-K	001-40910	4.5	August 19, 2022
4.4	Specimen Class A Common Stock Certificate of Rubicon Technologies, Inc.	Form S-4/A	333-262465	4.5	June 24, 2022
5.1**	Opinion of Winston & Strawn LLP
23.1	Consent of Grant Thornton LLP	Form S-1	333-269646	23.1	February 8, 2023
23.2*	Consent of Cherry Bekaert LLP
23.3**	Consent of Winston & Strawn LLP (including in Exhibit 5.1)
24.1	Power of Attorney (included in the signature page hereof)
107*	Filing Fee Table

#	Schedules and exhibits to this Exhibit omitted pursuant to Regulation S-K Item 601(b)(2). A copy of any omitted schedule and/or exhibit will be furnished to the SEC upon request.
*	Previously filed.
**	Filed herewith.

Item 17. Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that:

Paragraphs (i), (ii), and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act, that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)	Each prospectus filed by a Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(6)	That, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Rubicon Technologies, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to registration statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on January 9, 2024.

By:	/s/ Philip Rodoni
Name:	Philip Rodoni
Title:	Chief Executive Officer

POWER OF ATTORNEY

Each of the undersigned, whose signature appears below, hereby constitutes and appoints Kevin Schubert and Philip Rodoni and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments to this registration statement and to file the same with all exhibits thereto and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or appropriate to be done with respect to this registration statement or any amendments hereto in the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or her or their substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on behalf of the Registrant, Rubicon Technologies, Inc., in the capacities and on the date indicated.

Signature	Capacity in Which Signed	Date

/s/ Philip Rodoni	Chief Executive Officer and Director	January 9, 2024
Philip Rodoni	(Principal Executive Officer)

/s/ Kevin Schubert	President and Chief Financial Officer	January 9, 2024
Kevin Schubert	(Principal Financial and Accounting Officer)

/s/ Paula Dobriansky	Director	January 9, 2024
Paula Dobriansky

/s/ Brent Callinicos	Director	January 9, 2024
Brent Callinicos

/s/ Barry Caldwell	Director	January 9, 2024
Barry Caldwell

/s/ Coddy Johnson	Director	January 9, 2024
Coddy Johnson

/s/ Andres Chico	Chairman	January 9, 2024
Andres Chico

/s/ Paula Henderson	Director	January 9, 2024
Paula Henderson

/s/ Osman Ahmed	Director	January 9, 2024
Osman Ahmed